Exhibit 99.1

ACHILLION REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

NEW HAVEN, Conn. (May 7, 2015) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) today reported financial results for the three months ended March 31, 2015. For the first quarter of 2015, the Company reported a net loss of $19.3 million or $0.17 per share, compared with a net loss of $16.1 million or $0.17 per share for the first quarter of 2014. Cash, cash equivalents, marketable securities and interest receivable as of March 31, 2015 were $275.9 million.

“Our primary goal for the first quarter of 2015 was to ensure operational execution in order to achieve our stated milestones for the year, and I am pleased to report that Achillion is poised to initiate our Phase 2 Sparta doublet trial of ACH-3102 and ACH-3422 for patients with treatment-naïve genotype 1 HCV this quarter,” commented Milind Deshpande, Ph.D., President and Chief Executive Officer of Achillion. “Furthermore, significant progress has been made with our complement factor D inhibitor platform with multiple compounds being evaluated in preclinical and IND-enabling studies. We expect these studies will allow us to submit regulatory applications by the end of 2015 that will enable first-in-human clinical trials with an orally-administered complement factor D inhibitor compound.”

First Quarter 2015 Results

For the first quarter of 2015, the Company reported a net loss of $19.3 million, or $0.17 per share, compared with a net loss of $16.1 million, or $0.17 per share for the first quarter of 2014. Cash, cash equivalents, marketable securities, and interest receivable as of March 31, 2015 were $275.9 million.

Research and development expenses were $15.2 million in the first quarter of 2015, compared with $12.8 million for the same period of 2014. The increase was primarily due to increased personnel and non-cash stock compensation costs due to the addition of personnel in our development group, combined with increased manufacturing costs related to ACH-3422 and increased preclinical costs related to our complement inhibitor program. These amounts were partially offset by decreased clinical trial costs related to our ACH-3102 and sofosbuvir combination and ACH-2684.

For the three months ended March 31, 2015, general and administrative expenses totaled $4.2 million, compared to $3.4 million for the same period in 2014, with the increase primarily due to increased salaries and non-cash stock compensation charges, combined with increased legal and corporate fees.

Non-cash stock compensation expense totaled $2.9 million for the first quarter of 2015 as compared with $1.6 million for the first quarter of 2014, and is included in research and development and general and administrative expenses.

Milestones for 2015

HCV Sparta Phase 2 Doublet Regimen

•	Achillion is developing a short-duration combination drug regimen based on the use of ACH-3422, a NS5B nucleotide polymerase inhibitor, with ACH-3102, a NS5A inhibitor.

•	Study initiation is anticipated during the second quarter of 2015 for treatment durations of 6, 8 and 12 weeks and interim results, consisting of SVR4, are anticipated before the end of the year.

•	Achillion plans to evaluate the proprietary triple combination of ACH-3102, ACH-3422 and sovaprevir after SVR results from the Sparta Doublet are available.

HCV Ithaca Triplet Regimen

•	Achillion plans to conduct a proxy clinical trial with a combination of ACH-3102, sofosbuvir, an approved nucleotide NS5B polymerase inhibitor, and sovaprevir.

•	The Company is currently adapting the design of the Ithaca Triplet study to optimize SVR, treatment duration, and retreatment options for treatment failures based upon competitors’ emerging clinical trial results and on-going dialogue with regulatory authorities. Pending these reviews, Achillion expects to initiate a short-duration clinical trial regimen.

Complement Factor D Platform

•	Achillion’s complement Factor D inhibition platform has previously demonstrated in vitro complete suppression of the complement system with a single oral dose in non-human primates.

•	To date, a subset of compounds has been advanced through primary and secondary pharmacology studies, synthesis and scale up, and certain IND-enabling studies.

•	Achillion expects to make a regulatory submission by year-end 2015 that will enable the initiation of a first-in-human clinical trial to evaluate the safety of an orally-administered complement factor D inhibitor.

About HCV

The hepatitis C virus is the most common cause of viral hepatitis, which is an inflammation of the liver. It is currently estimated that more than 150 million people are infected with HCV worldwide including more than 5 million people in the United States. Three-fourths of the HCV patient population is undiagnosed; it is a silent epidemic and a major global health threat.

Chronic hepatitis, if left untreated, can lead to permanent liver damage that can result in the development of liver cancer, liver failure or death. Few therapeutic options currently exist for the treatment of HCV infection.

About Achillion Pharmaceuticals

Achillion is seeking to apply its expertise in biology and structure-guided design and a deep understanding of patient and clinician needs to develop innovative treatment solutions aimed at improving patients’ lives. The Company believes that its scientific excellence, integrated capabilities and experienced team position it to successfully achieve its goal of advancing new products along the entire continuum from the bench to the patient. Achillion’s pipeline is currently focused on small molecule therapeutics for infectious disease and complement-related diseases. www.achillion.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including statements relating to the Company’s planned advancement of its preclinical and clinical development programs and the read out of data from such programs. Achillion may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things Achillion’s ability to: demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; advance the preclinical and clinical development of its drug candidates, including ACH-3102, ACH-3422, and sovaprevir, under the timelines it projects in current and future clinical trials; obtain and maintain necessary regulatory approvals; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; establish commercial manufacturing arrangements; identify, enter into and maintain collaboration agreements with appropriate third-parties; compete successfully with other companies that are seeking to develop improved therapies for the treatment of HCV; manage expenses; manage litigation; raise the substantial additional capital needed to achieve its business objectives; and successfully execute on its business strategies. These and other risks are described in the reports filed by Achillion with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014, and its subsequent SEC filings.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any duty to update any forward-looking statement, except as required by applicable law.

Company Contact:	Investors:	Investors:
Glenn Schulman	Mary Kay Fenton	Clayton Robertson
Achillion Pharmaceuticals, Inc.	Achillion Pharmaceuticals, Inc.	The Trout Group, LLC
Tel. (203) 624-7000	Tel. (203) 624-7000	Tel. (646) 378-2964
gschulman@achillion.com	mfenton@achillion.com	crobertson@troutgroup.com

— Financial Tables Attached —

ACHILLION PHARMACEUTICALS INC. (ACHN)

Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Revenue	$—	$—

Operating expenses:
Research and development	15,156	12,842
General and administrative	4,243	3,393

Total operating expenses	19,399	16,235

Loss from operations	(19,399)	(16,235)

Other income (expense):
Interest income	152	158
Interest expense	(16)	(11)

Net loss	$(19,263)	$(16,088)

Net loss per share - basic and diluted	$(0.17)	$(0.17)

Weighted average shares outstanding - basic and diluted	111,202	96,792

Balance Sheets

(Unaudited, in thousands)

	March 31, 2015	December 31, 2014

Cash, cash equivalents, marketable securities and interest and subscriptions receivable	$275,935	$159,167
Working capital	242,564	141,816
Total assets	279,415	156,807
Long-term liabilities	400	279
Total liabilities	13,414	13,338
Total stockholders’ (deficit) equity	266,001	143,469